Exhibit 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2018 Financial Results

LOS ANGELES--(BUSINESS WIRE)--February 21, 2019--Global advertising technology leader The Trade Desk (Nasdaq: TTD) today announced financial results for its fourth quarter and fiscal year ended December 31, 2018.

“2018 was a huge year for The Trade Desk. Revenue growth accelerated to 55% in 2018 from 52% in 2017. In 2018, we surpassed $2.35 billion in gross spend on our platform resulting in $477 million in revenue. Our fourth quarter revenue growth also accelerated, growing 56% to a record $160.5 million,” said Founder and CEO Jeff Green. “2018 was a foundational year. We launched the biggest product, called the Next Wave, in our history; Connected TV became a must-have on the media plan; we partnered with some of the largest internet companies in China; data usage on our platform accelerated; and our Unified ID initiative gained steam across the industry. Our vision is to change the way advertising is bought by enabling programmatic, data-driven decisions and 2018 marked another year of great strides toward that goal.”

Fourth Quarter and Full Year 2018 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters and fiscal years ended December 31, 2018 and 2017 ($ in millions, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP Results
Revenue	$160.5	$102.6	$477.3	$308.2
Increase in revenue year over year	56%	42%	55%	52%
Net Income	$39.4	$16.8	$88.1	$50.8
Diluted EPS	$0.84	$0.38	$1.92	$1.15

Non-GAAP Results
Adjusted EBITDA	$67.1	$39.5	$159.4	$95.4
Adjusted EBITDA Margin	42%	38%	33%	31%
Non-GAAP Net Income	$51.1	$24.2	$123.8	$70.4
Non-GAAP Diluted EPS	$1.09	$0.54	$2.70	$1.60

Fourth Quarter and 2018 Business Highlights Include:

  Continued Share Gain: 2018 gross spend on the platform was over $2.35 billion, a 51% increase from a year ago. According to Magna Global, total real-time-bidding programmatic was estimated to increase 22% in 2018.
  Continued Omni-channel Growth: Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Specific channel spend highlights include:
    Mobile (in-app, video and web) grew 69% from Q4 2017 to Q4 2018.
    Connected TV grew over 525% from Q4 2017 to Q4 2018.
    Connected TV grew over 9X from 2017 to 2018.
    Audio grew over 230% from 2017 to 2018.
    Mobile video grew over 130% from 2017 to 2018.
    Mobile in-app grew over 90% from 2017 to 2018.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 20 quarters.
  New Products and Features: On June 26, 2018, The Trade Desk launched a range of new products that helps advertisers use data-driven insights to plan, forecast, and buy digital media more effectively than ever before. Collectively referred to as the Next Wave, this release included three transformative products:
    Koa™ is powerful AI that improves advertisers’ decisioning and accelerates campaign performance. Koa’s robust and transparent forecasting engine is built on The Trade Desk’s valuable data set – including about nine million queries every second – to help buyers extend audience reach and spend more efficiently.
    The Trade Desk Planner is a data-driven media planning tool that delivers audience insights and informs ad strategies across channels and devices.
    Megagon™ is an intuitive new user interface that proactively surfaces tailored insights and offers Koa recommendations to help advertisers make real-time optimization decisions. Megagon™ helps buyers save time and advertising budget without sacrificing transparency and control.

  Additionally, throughout 2018, The Trade Desk released many other new product features and enhancements to its platform including:

    A new suite of offline measurement tools to measure the effectiveness of digital campaigns. Partners include: Factual, AdSquare, Oracle, and Placed.
    Better access to Nielsen On-Target-Percentage (OTP) data in the Campaign and Ad Group Dashboards in the UI.
    Updates to Audience Predictor which enhance lookalike modeling tools to find and target undiscovered audiences based upon first-party data. Recent improvements include improved sampling rates, faster audience creations, inclusion of CPM segments, percent-of-media segments, and the ability to exclude audiences.
  Global Footprint Expansion: In 2018, The Trade Desk broadened its coverage with the opening of its Toronto office.
  Best Places to Work: The Trade Desk was ranked #2 among the 100 Best Medium Workplaces 2018 by Fortune and was ranked as one of the best software companies to work for in 2018 according to Glassdoor.

Full Year 2019 and First Quarter Outlook:

Mr. Green added, “We exited 2018 strong and are seeing that momentum continue into 2019. Marketers continue to adopt channels such as Mobile, Connected TV, and Audio as they move advertising spend to our platform. In 2019, we expect gross spend on our platform to be at least $3.2 billion and revenue to be at least $637 million. In the coming year, we will continue to make aggressive investments in high growth areas such as Connected TV, data, and global expansion, including in China. Our focus is on grabbing programmatic market share and deepening our engagement and strategic importance with our customers. We expect our adjusted EBITDA to be $182 million, or about 29% of revenue. We believe investing in our core growth opportunities will maximize profitability over the long-term.”

The Trade Desk is providing its financial targets for the fiscal year 2019 and first quarter of 2019. The Company’s financial targets are as follows:

Full Year 2019:

  Total Gross Spend of at least $3.2 billion
  Revenue of at least $637 million
  Adjusted EBITDA of $182 million or about 29% of revenue

First Quarter 2019

  Revenue of $116 million
  Adjusted EBITDA of $18.3 million

We have not provided outlook for GAAP Net income or reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense, interest income, secondary offering costs and provision for income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation and secondary offering costs. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% and 40% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS for the 2018 and 2017 periods, respectively. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2018 Results Webcast and Conference Call Details

  When: February 21, 2019 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782. For callers outside the United States, please dial 1-201-689-8567. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 43124). Outside the United States, please dial 1-919-882-2331 (replay code: 43124). The audio replay will be available via telephone until February 28, 2019.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$160,468	$102,648	$477,294	$308,217
Operating expenses:
Platform operations	35,256	21,133	114,098	66,230
Sales and marketing	27,064	18,537	87,071	61,379
Technology and development	24,086	17,029	83,892	52,806
General and administrative	25,094	16,631	84,910	58,446
Total operating expenses	111,500	73,330	369,971	238,861
Income from operations	48,968	29,318	107,323	69,356
Total other expense (income), net	(336)	1,282	1,586	5,731
Income before income taxes	49,304	28,036	105,737	63,625
Provision for income taxes	9,869	11,225	17,597	12,827
Net income	$39,435	$16,811	$88,140	$50,798
Earnings per share:
Basic	$0.91	$0.41	$2.08	$1.26
Diluted	$0.84	$0.38	$1.92	$1.15
Weighted average shares outstanding:
Basic	43,223	41,108	42,442	40,262
Diluted	46,777	44,464	45,793	44,056

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Platform operations	$1,326	$1,131	$4,463	$2,674
Sales and marketing	3,549	2,984	11,306	6,261
Technology and development	4,950	2,680	13,855	6,661
General and administrative	4,427	2,116	12,586	5,721
Total	$14,252	$8,911	$42,210	$21,317

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$207,232	$155,950
Accounts receivable, net	834,764	599,565
Prepaid expenses and other current assets	14,527	10,298
Total current assets	1,056,523	765,813
Property and equipment, net	33,046	17,405
Deferred income taxes	8,460	3,359
Other assets, non-current	19,843	10,587
Total assets	$1,117,872	$797,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$669,147	$490,377
Accrued expenses and other current liabilities	44,844	28,155
Total current liabilities	713,991	518,532
Debt, net	—	27,000
Other liabilities, non-current	9,314	6,049
Total liabilities	723,305	551,581

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	270,447	209,603
Retained earnings	124,120	35,980
Total stockholders' equity	394,567	245,583
Total liabilities and stockholders' equity	$1,117,872	$797,164

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
OPERATING ACTIVITIES:
Net income	$88,140	$50,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,822	7,209
Stock-based compensation	42,210	21,317
Deferred income taxes	(5,101)	(1,581)
Bad debt expense	2,115	4,289
Other	2,905	(1,303)
Changes in operating assets and liabilities:
Accounts receivable	(239,901)	(224,636)
Prepaid expenses and other assets	(10,551)	(5,033)
Accounts payable	177,675	171,793
Accrued expenses and other liabilities	17,289	8,371
Net cash provided by operating activities	86,603	31,224
INVESTING ACTIVITIES:
Purchases of property and equipment	(19,795)	(10,110)
Capitalized software development costs	(5,396)	(2,954)
Business acquisition	—	(3,000)
Net cash used in investing activities	(25,191)	(16,064)
FINANCING ACTIVITIES:
Repayment on line of credit	(27,000)	—
Payment of debt financing costs	(279)	(154)
Payment of financing obligations	—	(1,001)
Proceeds from exercise of stock options	10,021	2,565
Proceeds from employee stock purchase plan	13,805	6,997
Taxes paid related to net settlement of restricted stock awards	(6,677)	(1,017)
Net cash provided by (used in) financing activities	(10,130)	7,390
Increase in cash and cash equivalents	51,282	22,550
Cash and cash equivalents—Beginning of period	155,950	133,400
Cash and cash equivalents—End of period	$207,232	$155,950

Non-GAAP Financial Metrics

(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income	$39,435	$16,811	$88,140	$50,798
Add back:
Depreciation and amortization expense	3,715	2,052	11,822	7,209
Stock-based compensation expense	14,252	8,911	42,210	21,317
Interest expense	601	501	1,550	1,791
Interest income	(821)	(47)	(1,883)	(93)
Secondary offering costs	—	—	—	1,523
Provision for income taxes	9,869	11,225	17,597	12,827
Adjusted EBITDA	$67,051	$39,453	$159,436	$95,372

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP net income	$39,435	$16,811	$88,140	$50,798
Add back (deduct):
Stock-based compensation expense	14,252	8,911	42,210	21,317
Secondary offering costs	—	—	—	1,523
Adjustment for income taxes	(2,585)	(1,502)	(6,503)	(3,274)
Non-GAAP net income	$51,102	$24,220	$123,847	$70,364

GAAP diluted EPS	$0.84	$0.38	$1.92	$1.15
Non-GAAP diluted EPS	$1.09	$0.54	$2.70	$1.60

Weighted average shares outstanding—diluted	46,777	44,464	45,793	44,056

CONTACT:
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Austin Rotter
Associate VP, 5WPR
arotter@5wpr.com
646-862-6866